UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

AS CAPITAL, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-55999	83-2187195
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3609 Hammerkop Drive North Las Vegas, NV	89084
(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	ASIN	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                           Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On June 4, 2019, AS Capital, Inc., a Nevada corporation (“we,” “ASIN” or the “Company”), XRC, LLC, a Colorado limited liability company (“XRC”) and Xue Ran Gao (“Purchaser”) entered into a Stock Purchase Agreement (the “SPA”), pursuant to which Purchaser agreed to purchase from XRC 11,000,000 shares of common stock of the Company, par value $0.0001, and 964 shares of Series A Preferred Stock of the Company, par value $0.0001, for aggregate consideration of Four Hundred Thousand Dollars ($410,000) in accordance with the terms and conditions of the SPA. XRC is the controlling shareholder of the Company. Upon the consummation of the purchase, the Purchaser will hold a controlling interest in the Company, and may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

The parties have agreed to appoint the Purchaser to serve as the sole executive officer and director of the Company upon the consummation of such purchase.

The consummation of this transaction is subject to satisfactory due diligence by the Purchaser among other conditions more fully described in the SPA.

The foregoing description of the SPA is qualified in its entirety by reference to the SPA which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement by and among AS Capital, Inc., a Nevada corporation, XRC, LLC, a Colorado limited liability company and Xue Ran Gao, dated June 4, 2019

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 4, 2019

AS Capital, Inc.

/s/ Chris Lotito

Chris Lotito, CEO

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement by and among AS Capital, Inc., a Nevada corporation, XRC, LLC, a Colorado limited liability company and Xue Ran Gao, dated June 4, 2019

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